                                                                 EXHIBIT 4.1(ii)
                                 AMENDMENT NO. 1
                               TO CREDIT AGREEMENT


     This Amendment No. 1 to Credit Agreement (this "Amendment") is entered into as of November 30, 1994 among GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the "Company"), the various financial institutions named on the signature pages hereof (the "Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Agent for the Lenders (the "Agent").

     WHEREAS, the Company, the Lenders and the Agent are party to that certain Credit Agreement dated as of June 30, 1993 (the "Credit Agreement"); and

     WHEREAS, the Company has requested the Lenders to extend the Termination Date, to decrease the rate of interest and fees payable by the Company and to make certain other changes to the Credit Agreement and the Lenders are willing to agree to the Company's request on the terms and subject to the conditions set forth herein, including the addition of Georgia-Pacific West, Inc., a newly formed Subsidiary of the Company to which the Company will transfer certain of its assets, including certain assets located in the States of California, Oregon and Washington, as a Principal Subsidiary providing a Subsidiary Guaranty;

     NOW THEREFORE, the parties hereto hereby agree as follows:

     Section 1. Defined Terms. Unless otherwise defined in this Amendment, defined terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

     Section 2.     Amendments to Credit Agreement.

          (a)   The definition of the term "Principal Subsidiary" contained in
     Section 1.01 of the Credit Agreement is hereby amended to read as follows:

               "`Principal Subsidiary' means each of Great Northern Nekoosa Corporation, a Maine corporation; Brunswick Pulp & Paper Company, a Delaware corporation; Georgia-Pacific West, Inc. an Oregon corporation; Leaf River Forest Products, Inc., a Delaware corporation; Nekoosa Packaging Corporation, a Delaware corporation, and Nekoosa Papers Inc., a Wisconsin corporation."

          (b)   The definition of the term "Termination Date" contained in
     Section 1.01 of the Credit Agreement is hereby amended to read as follows:

               "`Termination Date' means November 30, 1999".

          (c) Paragraph (a) of Section 2.09 of the Credit Agreement is hereby amended to read as follows:

               "(a)   Each Committed Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full, at the option of the Company, as set forth in its Notice of Borrowing or in its Notice of Conversion/Continuation,

                    (i) if such Loan is a Reference Rate Loan, at a rate per annum equal to the Adjusted Reference Rate; or






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                    (ii)   if such Loan is a Eurodollar Loan, at a rate per
               annum equal to the sum of (A) LIBOR plus (B) the applicable margin, as follows:




                          Debt Rating               Applicable
                                                    Margin on
                                                    Eurodollar Loans
               Moody's             S&P
               Baa1 or higher or   BBB+ or higher   .3125%
               Baa2 or Baa3 or     BBB or BBB--     .37%
               Ba1 or lower or     BB+ or lower     .625%

               provided, however, that if at any time no Debt Rating is available, the applicable margin shall be .625%."

          (d) Clause (i) of paragraph (a) of Section 3.01 of the Credit Agreement is hereby amended to read as follows:

               "(i)   The Company agrees to pay to the Agent for the account of
          each Lender, a commitment fee on the average daily unused portion of such Lender's Commitment from the Closing Date until the Termination Date at a rate per annum as follows:

                          Debt Rating               Commitment Fee

               Moody's             S&P
               Baa1 or higher or   BBB+ or higher   .0625%
               Baa2 or Baa3 or     BBB or BBB--     .0800%
               Ba1 or lower or     BB+ or lower     .125%

          provided, however, that if at any time no Debt Rating is available, the commitment fee shall be .125% per annum."

          (e) Clause (i) of paragraph (b) of Section 3.01 of the Credit Agreement is hereby amended to read as follows:

               "(i)   The Company agrees to pay to the Agent for the account of
          each Lender, a facility fee from the Closing Date until the Termination Date at a rate per annum times the Commitment of such Lender (regardless of utilization thereof) as follows:

                          Debt Rating               Facility Fee

               Moody's             S&P
               Baa1 or higher or   BBB+ or higher   .0625%
               Baa2 or Baa3 or     BBB or BBB--     .0800%
               Ba1 or lower or     BB+ or lower     .12S%

          provided, however, that if at any time no Debt Rating is available the facility fee shall be .125% per annum."


          (f)   [Intentionally Omitted]

          (g)   [Intentionally Omitted]

          (h) Clause (i) of paragraph (a) of Section 11.08 of the Credit Agreement is hereby amended to read as follows:

               "(a) (i)   Any Lender may with the prior consent of the Company
          (which will not be unreasonably withheld) at any time assign to one or more commercial banks all or any fraction of its Commitment and outstanding Committed Loans in a minimum amount of $25,000,000 and in multiples of $1,000,000 in excess thereof or, if its Commitment is less than $25,000,000, in the amount of its Commitment."

     Section 3.     Representations and Warranties.

     The Company represents and warrants that:

          (a) (i)   the execution and delivery of this Amendment have been duly authorized by all necessary corporate action; and (ii) do not violate any Requirement of Law nor conflict with or result in the breach of any Contractual Obligation binding on the Company; and

          (b) after giving effect to this Amendment, the representations and warranties of the Company contained in Article V of the Credit Agreement (except for representations and warranties relating to a particular point in time) and in each other Loan Document are true and correct in all material respects as if made on and as of the date of this Amendment and no Default or Event of Default has occurred and is continuing.

     Section 4.     Effectiveness.

          (a) This Amendment shall become effective (and interest, the commitment fee and the facility fee shall commence accruing at the rates specified in Sections 2.09 and 3.01 of the Credit Agreement as amended by paragraphs (c), (d) and (e) of Section 2 of this Amendment) as of the date first above written when the Agent has received the following:

               (i) counterparts hereof executed by the Company, all the Lenders and the Agent and signed by the Principal Subsidiaries of the Company as consenting parties;

              (ii) copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amendment and the performance of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of the Company;

             (iii) counterparts of Amendment No. 1 to the Subsidiary Guaranty executed by all Principal Subsidiaries of the Company, including Georgia-Pacific West, Inc., the Agent and the Lenders as consenting parties; and

              (iv) copies of the resolutions of the Board of Directors of Georgia-Pacific West, Inc. authorizing the execution and delivery by Georgia-Pacific West, Inc. of Amendment No. 1 to the Subsidiary Guaranty and Georgia-Pacific West Inc.'s becoming a party to the Subsidiary Guaranty.

          (b) Upon the effectiveness of this Amendment (i) each reference in the Credit Agreement to "this Agreement", "hereunder", hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and (ii) each reference in each other Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          (c) Except as specifically amended above, the Credit Agreement shall remain in full force and effect.

          (d) The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of any Lender or the Agent under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     Section 5.     Miscellaneous.

          (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          (b) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                   GEORGIA-PACIFIC CORPORATION


                                   By:    /s/ John F. McGovern
                                   Title: Senior Vice President - Finance
                                           and Chief Financial Officer

                                   BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION,
                                    as Agent

                                   By:    /s/ Laura Knight
                                   Title: Vice President

                                   BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION

                                   By:    /s/ Bob Kilgannon
                                   Title: Senior Vice President

                                   BANK OF AMERICA ILLINOIS
                                   (Formerly known as Continental Bank)

                                   By:    /s/ Bob Kilgannon
                                   Title: Senior Vice President

                                   THE BANK OF NEW YORK

                                   By:    /s/ Alan F. Lyster, Jr.
                                   Title: Vice President


                                   THE BANK OF NOVA SCOTIA

                                   By:    /s/ W. E. Zarrett
                                   Title: Relationship Manager


                                   THE BANK OF TOKYO TRUST COMPANY

                                   By:    /s/ William J. Darby
                                   Title: Assistant Vice President


                                   BANQUE PARIBAS

                                   By:    /s/ Richard G. Burrows
                                   Title: Vice President

                                   By:    /s/ Stanley P. Berkman
                                   Title: Senior Vice President

                                   CANADIAN IMPERIAL BANK OF
                                    COMMERCE

                                   By:    /s/ Roger Colden
                                   Title: Authorized Signatory


                                   CITIBANK N.A.

                                   By:    /s/ Barbara A. Cohen
                                   Title: Vice President


                                   COMMERZBANK AG, ATLANTA AGENCY

                                   By:    /s/ Eric Kagerer
                                   Title: Assistant Vice President

                                   By:    /s/ Claudia Rost
                                   Title: Assistant Treasurer


                                   CREDIT LYONNAIS
                                    NEW YORK BRANCH

                                   By:    /s/ W.J. Buckley
                                   Title: Vice President and Manager

                                   CREDIT LYONNAIS
                                    CAYMAN ISLAND BRANCH

                                   By:    /s/ W.J. Buckley
                                   Title: Authorized Signature


                                   CREDIT SUISSE

                                   By:    /s/ William P. Murray
                                   Title: Member of Senior Management

                                   By:    /s/ Kristinn R. Kristinsson
                                   Title: Associate

                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO

                                   By:    /s/ Steven B. Failey
                                   Title: Vice President


                                   THE FUJI BANK, LIMITED

                                   By:    /s/ T. Mitsui
                                   Title: Vice President & Manager


                                   MIDLAND BANK PLC, NEW YORK
                                   BRANCH


                                   By:    /s/ Patricia E. Apelian
                                   Title: Director


                                   NATIONAL WESTMINSTER BANK PLC


                                   By:    /s/ David Apps
                                   Title: Vice President


                                   NATIONSBANK OF NORTH CAROLINA,
                                   N.A.


                                   By:    /s/ R. Saasvand
                                   Title: Assistant Vice President


                                   THE SANWA BANK, LIMITED


                                   By:    /s/ John E. Hanson
                                   Title: Senior Vice President

                                   THE SUMITOMO BANK LIMITED


                                   By:    /s/ Hiroyuki Ueda
                                   Title: Joint General Manager

                                   THE TORONTO-DOMINION BANK


                                   By:    /s/ Lisa Allison
                                   Title: Manager Credit Administration


                                   TRUST COMPANY BANK


                                   By:    /s/ J. Christopher Deisley
                                   Title: Vice President

                                   By:    /s/ Dennis James
                                   Title: Banking Officer


                                   UNION BANK OF SWITZERLAND


                                   By:    /s/ Robert W. Casey, Jr.
                                   Title: Vice President

                                   By:    /s/ Laurent Chaix
                                   Title: Assistant Vice President


                                   WACHOVIA BANK OF GEORGIA


                                   By:    /s/ J. Timothy Tolar
                                   Title: Vice President

Consenting Parties:

BRUNSWICK PULP AND PAPER COMPANY

By:    /s/ John F. McGovern
Title:        Senior Vice President - Finance
              and Chief Financial Officer


GEORGIA-PACIFIC WEST, INC.

By:    /s/ John F. McGovern
Title:        Senior Vice President - Finance
              and Chief Financial Officer

GREAT NORTHERN NEKOOSA CORPORATION

By:    /s/ John F. McGovern
Title:        Senior Vice President - Finance
              and Chief Financial Officer


LEAF RIVER FOREST PRODUCTS, INC.

By:    /s/ John F. McGovern
Title:        Senior Vice President - Finance
              and Chief Financial Officer


NEKOOSA PACKAGING CORPORATION

By:    /s/ John F. McGovern
Title:        Senior Vice President - Finance
              and Chief Financial Officer


NEKOOSA PAPERS INC.

By:    /s/ John F. McGovern
Title:        Senior Vice President - Finance
              and Chief Financial Officer